Exhibit 10.11
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE WARRANT EVIDENCED HEREBY IS NOT TRANSFERABLE.
October 5, 2006
FIRST AMERICAN CAPITAL CORPORATION
WARRANT TO PURCHASE SHARES OF COMMON STOCK
FIRST AMERICAN CAPITAL CORPORATION, a Kansas corporation (the “Company”), for value received, hereby certifies John F. Van Engelen, an individual (the “Holder”), is entitled to exercise this Warrant (the “Warrant”), in whole or in part in one or multiple exercises from time to time at any time during the period specified in Section 2 hereof, to purchase 50,000 fully paid and nonassessable shares of Common Stock, par value $0.10 per share, of the Company (the “Common Stock”) at an exercise price of $1.72 per share (the “Exercise Price”), subject to adjustment pursuant to Section 3(d) below, subject to the other terms herein. As used herein, the term “Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.
1. Manner of Exercise; Issuance of Certificates. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part in one or multiple exercises, by (i) completion of the exercise agreement in the form attached hereto (the “Exercise Agreement”) indicating the number of shares to be exercised at that time, and by the ultimate surrender of this Warrant upon the final exercise, given to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and (ii) payment in cash to the Company by the Holder of the Exercise Price multiplied by the number of shares designated in the Exercise Agreement. If the Holder exercises this warrant in part, then the Company shall issue a new Warrant for the shares that remain subject hereto on the same terms and conditions set forth herein. The Warrant Shares, upon exercise of the Warrant, shall be deemed to be issued to the Holder, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within five business days after this Warrant shall have been so exercised. All certificates representing Warrant Shares that have not been registered with the Securities and Exchange Commission shall bear the following legend, in addition to any other legend required by applicable law or otherwise:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR ANY APPLICABLE STATE SECURITY LAWS OR AN EXEMPTION THEREFROM.
The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder.
2. Period of Exercise. This Warrant is exercisable upon, and may be exercised by Holder in whole or in part in one or multiple exercises from time to time within ten years after, the closing of the proposed transaction between the Company, Brooke Corporation, a Kansas Corporation (“Brooke”) and certain others as contemplated under a certain Stock Purchase and Sale Agreement, dated as of October 6, 2006 by and among the Company and Brooke (“Stock Purchase Agreement”). This period shall be the “Exercise Period.”
3. Certain Agreements of the Company. The Company covenants as follows (in each case, at its sole cost and expense):
(a) Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.
(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved, free from preemptive rights, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.
(c) Certain Actions Prohibited. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
(d) Adjustments for Changes in Common Stock. If changes in the outstanding Common Stock occur by reason of stock dividends, split-ups, recapitalizations, reclassifications and conversions, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares. The Company shall provide notice to the Holder of any event specified in this Section 3(d) that shall result in one or more appropriate adjustments hereunder not less than ten days prior to the earlier of (i) any record date for the purpose of determining entitlements to receive any dividend, other distribution, rights to subscribe for any purchase of shares of stock of any class or any other securities, or any other rights related to the event, or (ii) the date on which the event is to take place.
(e) Reorganizations, Etc. In case of any capital reorganization, any reclassification of the shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other entity, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or of such other person to which such holder would have been entitled if he had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.
4. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof; provided that the holder shall pay all transfer taxes owed upon the issuance of such shares in the name of any person or entity designated by the Holder.

5. No Rights as a Stockholder. This Warrant shall not entitle Holder to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.
6. Transfer, Exchange, and Replacement of Warrant; Resale of Warrant Shares.
(a) Restriction on Transfer. This Warrant (including any replacement Warrant) may not be sold, transferred, assigned or otherwise disposed of, except for the exercise of this Warrant in accordance with its terms or as may otherwise be agreed to by the Company. Holder shall be bound by the transfer restrictions contained herein.
(b) Replacement of Warrant and Cancellation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor. Upon the surrender of this Warrant in connection with any replacement as provided in this Section 6, this Warrant shall be promptly cancelled by the Company. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
(c) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued.
7. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to First American Capital Corporation, 1303 SW First American Place, Topeka, Kansas 66604, Attention: John F. Van Engelen, or at such other address as Holder shall have furnished to the Company. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to First American Capital Corporation, 1303 SW First American Place, Topeka, Kansas 66604, Attention: President of First American Capital Corporation, or to such other address as the Company shall have furnished to the Holder. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof at the address specified in this Section 7.
8. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF KANSAS WITHOUT REGARD TO ITS OR ANY OTHER JURISDICTION’S CONFLICTS OF LAW.
9. Miscellaneous.
(a) Amendments. This Warrant may only be amended by an instrument in writing signed by the Company and the Holder.
(b) Headings. The headings of the sections and paragraphs of this Warrant are for reference purposes only, and shall not affect the meaning or construction of any of the provisions hereof.
[SIGNATURE IS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

FIRST AMERICAN CAPITAL CORPORATION
By:	/s/ Harland E. Priddle
Harland Priddle
Chairman and Secretary of the Board

FORM OF EXERCISE AGREEMENT
Dated:                                         , 20__
To:  First American Capital Corporation
The undersigned, pursuant to the provisions set forth in the Warrant entitling the undersigned, upon exercise and without further remuneration, to 50,000 shares of Common Stock of First American Capital Corporation, hereby exercises the Warrant for ___ shares. Please issue a certificate or certificates for such shares of Common Stock in the name of John F. Van Engelen.

JOHN F. VAN ENGELEN

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